UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 22, 2013

Commission File No. 1-14588

NORTHEAST BANCORP

(Exact name of registrant as specified in its charter)

Maine	01-0425066
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)

500 Canal Street Lewiston, Maine	04240
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (207) 786-3245

Former name or former address, if changed since last Report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐            Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 5.02.             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 22, 2013, the Compensation Committee of Northeast Bancorp (the “Company”) approved amendments to certain outstanding performance-based stock options granted in connection with the merger of FHB Formation LLC with and into the Company on December 29, 2010, to Richard Wayne, the Company’s President and Chief Executive Office, Claire Bean, the Company’s Chief Financial Officer, and Heather Campion, the Company’s Chief Administrative Officer, for the purchase of 118,808, 59,404, and 59,404 shares of voting common stock of the Company, respectively. The options were to vest in three equal tranches upon the satisfaction of the following conditions:

(i)            the most recent annual assessment completed prior to the applicable Determination Date (as defined below) (or, if the most recent annual assessment completed prior to such Determination Date fails to satisfy the following condition, the first annual assessment completed after the Determination Date that satisfies such condition) of the Company’s internal controls, conducted using criteria established in Internal Control — Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission, concluded that the Company maintained effective internal control over financial reporting, and, if applicable, the attestation report of the Company’s registered public accounting firm regarding internal controls over financial reporting verified such conclusion; and

(ii)           the price of the Company’s voting common stock exceeding the specified hurdle price for a period of at least 50 of the previous 75 consecutive trading days (such 50th day, the “Determination Date”).

The applicable hurdle price varies depending on the number of years that have elapsed since the date of grant. With respect to the first tranche, the applicable hurdle price was $27.86 for the period from December 29, 2010 through December 29, 2015; $31.34 for the period from December 29, 2015 through December 29, 2016; and $34.83 for the period from December 29, 2016 through December 29, 2017. With respect to the second tranche, the hurdle price was $31.34 for the period from December 29, 2010 through December 29, 2016; and $34.83 for the period from December 29, 2016 through December 29, 2017. With respect to the third tranche, the hurdle price was $34.83 for the period from December 29, 2010 through December 29, 2017.

The Compensation Committee approved amending the hurdle prices as follows:

With respect to the first tranche, the applicable hurdle price is $16.43 for the period from December 29, 2010 through December 28, 2015; $18.58 for the period from December 29, 2015 through December 28, 2016; and $20.77 for the period from December 29, 2016 through December 28, 2017. With respect to the second tranche, the hurdle price is $18.58 for the period from December 29, 2010 through December 28, 2016; and $20.77 for the period from December 29, 2016 through December 28, 2017. With respect to the third tranche, the hurdle price is $20.77 for the period from December 29, 2010 through December 28, 2017.

Except as modified by this amendment, all other terms and conditions of each of the outstanding performance-based stock options, including the option exercise price of $13.93 per share, remain in full force and effect.

Among other things, the revised hurdle prices are intended to compensate for the dilutive effect of the Company’s follow-on public offering of 6,875,917 shares of common stock, which closed on May 21, 2012, on the outstanding performance-based stock options held by the Company’s senior executives. Book value per common share decreased to $10.91 from $17.29 as a result of the public offering.  The Compensation Committee believes that the amendments to the outstanding performance-based stock options will benefit the Company’s shareholders by ensuring that the interests of the Company’s executives remain aligned with those of the shareholders.

The amended hurdle prices are reflected in amended and restated award agreements, which are filed hereto as Exhibits 10.1, Exhibit 10.2, and Exhibit 10.3, respectively, and incorporated herein by reference.

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Item 9.01.             Financial Statements and Exhibits.

Exhibit No.	Description

10.1	Amended and Restated Non-Qualified Performance-Based Stock Option Agreement, dated March 22, 2013, by and between the Company and Richard Wayne

10.2	Amended and Restated Non-Qualified Performance-Based Stock Option Agreement, dated March 22, 2013, by and between the Company and Claire Bean

10.3	Amended and Restated Non-Qualified Performance-Based Stock Option Agreement, dated March 22, 2013, by and between the Company and Heather Campion

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

NORTHEAST BANCORP

	By:	/s/ Claire Bean
	Name:	Claire Bean
	Title:	Chief Financial Officer

Date: March 26, 2013

EXHIBIT INDEX

Exhibit No.	Description

10.1	Amended and Restated Non-Qualified Performance-Based Stock Option Agreement, dated March 22, 2013, by and between the Company and Richard Wayne

10.2	Amended and Restated Non-Qualified Performance-Based Stock Option Agreement, dated March 22, 2013, by and between the Company and Claire Bean

10.3	Amended and Restated Non-Qualified Performance-Based Stock Option Agreement, dated March 22, 2013, by and between the Company and Heather Campion